                                                                    EXHIBIT 99.1


                           N E W S    R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE



                          KING PHARMACEUTICALS REPORTS
                      SECOND-QUARTER 2003 FINANCIAL RESULTS

BRISTOL, TENNESSEE, July 29, 2003 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 31% to $370.7 million during the second quarter ending June 30, 2003, compared to $282.5 million during the second quarter of 2002. During the second quarter ending June 30, 2003, including special items, King incurred a net loss of $35.0 million, a loss of $0.15 per diluted share, in comparison to net earnings of $58.4 million and diluted earnings per share of $0.24 in the same period of the prior year. Excluding special items, net earnings increased 9% to $84.1 million and diluted earnings per share increased 13% to $0.35 during the second quarter ending June 30, 2003 from net earnings of $77.1 million and diluted earnings per share of $0.31 during the second quarter of 2002.

For the six months ending June 30, 2003, total revenues increased 32% to $714.6 million compared to $540.6 million during the first six months of 2002. During the six months ending June 30, 2003, including special items, King incurred a net loss of $42.2 million, a loss of $0.18 per diluted share, in comparison to net earnings of $129.7 million and diluted earnings per share of $0.52 in the same period of the prior year. Excluding special items, net earnings increased 10% to $163.5 million and diluted earnings per share increased 13% to $0.68 during the six months ending June 30, 2003 from net earnings of $148.4 million and diluted earnings per share of $0.60 during the first six months of 2002.

King recorded special items resulting in a net charge totaling $183.2 million, or $119.1 million net of tax, during the second quarter ending June 30, 2003. More specifically, special items during the second quarter of 2003 include a charge for in-process research and development associated with King's acquisition on June 12, 2003 of rights to new formulations of Sonata(R) (zaleplon) presently under development in the amount of $175.0 million; a charge for professional fees associated with the ongoing Securities and Exchange Commission ("SEC") investigation of the Company and the completed internal review conducted by the Audit Committee of King's Board of Directors in the amount of $14.3 million; a charge primarily relating to the recall of certain lots of Levoxyl(R) (levothyroxine sodium tablets, USP) 75 mcg in the amount of $1.5 million; and income in the amount of $7.6 million due to a decrease in the valuation allowance for Novavax, Inc. convertible notes held by the Company resulting from an increase in the share price of Novavax common stock during the second quarter of 2003. King recorded special items totaling $29.8 million, or $18.7 million net of tax, during the second quarter ending June 30, 2002, primarily due to a valuation allowance for the Novavax, Inc. convertible notes held by the Company. During the first quarter of 2003, King recorded special



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items resulting in a net charge totaling $125.3 million, or $86.7 million net of tax, primarily due to an intangible asset impairment charge for Florinef(R) (fludrocortisone acetate, USP).

Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the second quarter and six months ending June 30, 2003 excluding special items. These non-GAAP financial measures exclude special items which King considers to be those items that do not relate to the Company's ongoing, underlying business, are non-recurring, or are not generally predictable. These items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances an analysis of the Company's ongoing, underlying business and an analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

The 31% increase in revenues during the second-quarter ending June 30, 2003, is attributable primarily to the sales growth of certain significant branded pharmaceutical products, in particular Altace(R) (ramipril) and Thrombin-JMI(R) (thrombin, topical, bovine, USP), and King's acquisitions of Sonata(R) and Skelaxin(R) (metaxolone) from Elan on June 12, 2003 and Meridian Medical Technologies, Inc. on January 8, 2003, partially offset by lower sales of certain branded pharmaceutical products, including Levoxyl(R), Cortisporin(R), Florinef(R), and certain women's health products. The acquisition of Intal(R) (cromolyn sodium), Tilade(R) (nedocromil sodium), and Synercid(R) (dalfopristin and quinupristin) from Aventis on December 30, 2002, also contributed to the Company's growth in total revenues during the second quarter of 2003.

Net revenue from branded pharmaceuticals, including royalty income, totaled $328.8 million for the second quarter of 2003, a 21% increase over the second quarter of 2002. Meridian, our wholly-owned subsidiary, contributed $34.3 million of net revenue in the second quarter of 2003. Revenue from contract manufacturing during the second quarter of 2003 equaled $7.6 million.

Altace(R) net sales grew to $140.1 million in the second quarter of 2003, a 27% increase from $110.4 million during the second quarter of 2002. Altace(R) new prescriptions totaled approximately 985,200 and total prescriptions equaled approximately 3,124,100 during the second quarter of 2003, increases of 9% and 20%, respectively, over the same period of the prior year, according to IMS America monthly prescription data.

Levoxyl(R) net sales equaled $25.9 million in the second quarter of 2003, down 35% from $39.8 million during the second quarter of 2002, while total prescriptions for the product were down 1.5% during the second quarter ending June 30, 2003 compared to the same period of the prior


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year according to IMS America monthly prescription data. A significant development with respect to Levoxyl(R) during the second quarter of 2003 occurred upon the issuance on April 29, 2003, of the first patent by the U.S. Patent and Trademark Office, patent no. 6,555,581 (the "`581 Patent"), pertaining to the product. As previously announced, the issuance of the `581 Patent proved important, as Mylan Pharmaceuticals Inc. and KV Pharmaceutical Company have since each provided to King a Notice of Paragraph IV Certification, as they are each seeking approval to market a generic form of Levoxyl(R). The combined assertions in the two Paragraph IV Certifications challenge the enforceability of the `581 Patent, alleging non-infringement and invalidity of the patent.

Net sales of Thrombin-JMI(R) totaled $35.0 million during the second quarter ending June 30, 2003, an 87% increase from $18.7 million during the second quarter of the prior year.

Royalty revenues from Adenoscan(R) (adenosine) and Adenocard(R) (adenosine) totaled $16.2 million in the second quarter of 2003, a 12% increase over $14.5 million during the same period of the prior year.

Jefferson J. Gregory, Chairman and Chief Executive Officer of King, stated, "We are pleased with the solid net sales growth achieved by our leading products Altace(R) and Thrombin-JMI(R) during the second quarter ending June 30, 2003. Our growth in second-quarter total revenues also benefited from strategic acquisitions we have completed in the last seven months, including our acquisition of Sonata(R) and Skelaxin(R) with net sales of $46.0 million, and our acquisition of Meridian with net sales of $34.3 million during the second quarter of 2003."

Mr. Gregory added, "We are excited with the completion of our recent acquisition of Elan's primary care business in the United States and Puerto Rico, which includes Sonata(R), Skelaxin(R) and a primary care sales force. We believe Sonata(R) provides King with a differentiated product among available insomnia treatments. The potential successful development of additional formulations, together with our planned focused promotion of the differentiating positive attributes of this product, should well-position Sonata(R) as another cornerstone product for our Company. Likewise, Skelaxin(R), another leading product, provides King with additional significant cash flow."

Mr. Gregory emphasized, "The recent dramatic expansion of our U.S. field sales force to approximately 1,200 individuals, which includes the addition of Elan's 350 person primary care sales force last month, represents a transformational event for our Company. This expansion significantly enhances our sales and marketing capability and positions us to compete even more effectively in the primary care marketplace. Moreover, our significantly expanded sales force should allow us to more aggressively increase the representation of our branded prescription pharmaceutical products among primary care providers and strategically positions King to launch new products as they emerge from our growing product pipeline."

Commenting on King's recent acquisition of Meridian, Mr. Gregory said, "Meridian is providing solid contributions to our business with its growing revenues and the FDA approval last month of a supplemental New Drug Application covering pediatric and adult formulations of Meridian's nerve gas antidote AtroPen(R) (atropine). This is the first time that pediatric



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formulations of this important homeland security product have been approved for use in the United States."

Mr. Gregory also noted, "With the successful completion of several recent acquisitions, we are now focusing more extensively on the strategic acquisition and in-licensing of products in late-stage development. This focus leverages our experienced and expanding research and development and sales and marketing capabilities."

Kyle P. Macione, President of King, observed, "Our leading product Altace(R) continued its solid performance as total prescriptions for Altace(R) continued their record of growth, surpassing 3 million prescriptions in a single quarter for the first time during the second quarter of 2003 according to IMS America monthly prescription data. Moreover, Altace(R) prescription market share continued to achieve record monthly highs, with new prescription market share of 12.4% and total prescription market share of 11.7% during the month of June 2003 according to IMS America data, with Altace(R) now positioned as the leader in new prescription market share among branded ACE inhibitors."

James R. Lattanzi, Chief Financial Officer of King, commented, "Cash flow from operations during the second quarter of 2003 totaled $88.6 million. As of June 30, 2003, King's cash, cash equivalents, and marketable securities totaled $123.7 million. As earlier announced, approximately $46.5 million of our cash on hand was recently placed in an interest-bearing escrow account for estimated underpayments to Medicaid and other governmental pricing programs."

King is providing the Company's projected ranges for estimated total revenue, Altace(R) net sales, and diluted earnings per share, excluding special items, for the third and fourth quarters of 2003 and revising projections for the full year ending 2003 to reflect the Company's actual results for the first six months of 2003 and current prescription trends. King's projected ranges for estimated total revenue, estimated net sales of Altace(R), and estimated diluted earnings per share, excluding special items are as follows (dollars in millions, except EPS):

--------------------------------------------------------------------------------
                                Third               Fourth
                            Quarter Ending      Quarter Ending       Full Year
                                9/30/03            12/31/03            2003
--------------------------------------------------------------------------------
Revenue                        $416 - 446         $440 - 470        $1570 - 1630
--------------------------------------------------------------------------------

Altace(R) Net Sales            $145 - 165         $162 - 192         $600 - 650
--------------------------------------------------------------------------------

Diluted EPS                   $0.39 - 0.44       $0.43 - 0.48       $1.50 - 1.60
--------------------------------------------------------------------------------

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

Since King generally does not predict the future impact of special items, King cannot reconcile the Company's 2003 earnings guidance, excluding special items, to GAAP.

King will provide a live webcast of its conference call scheduled for today at 1:00 p.m., E.D.T. pertaining to the issues addressed in this press release, including King's financial results for the second quarter of 2003, and the recently completed internal review by the Audit Committee of King's Board of Directors and related SEC filings. Interested persons may listen to the live conference call on Tuesday, July 29, 2003, at 1:00 p.m., E.D.T. at http://www.firstcallevents.com/service/ajwz385293285gf12.html or by dialing 800-536-3416 (US only) or 203-702-0707 (international), passcode KG. If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing 800-934-2730 (US only) or 402-220-1141 (international).

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the successful development of new formulations of Sonata(R); statements pertaining to the potential positioning of Sonata(R) as another cornerstone product for King; statements pertaining to the planned promotion of Sonata(R); statements pertaining to the ability of King's expanded sales force to compete more effectively in the primary care marketplace; statements pertaining to the ability of King's expanded sales force to increase the representation of the Company's branded pharmaceutical products; statements pertaining to the ability of King's expanded sales force to enhance the Company's capability to launch new products; statements pertaining to the continued growth in revenues attributable to Meridian; statements pertaining to the Company's plan to focus more extensively on the acquisition and in-licensing of products in late-stage development, leveraging King's research and development and sales and marketing capability; statements pertaining to King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs from 1998 to 2002; statements pertaining to management's projections for net sales of Altace(R); statements pertaining to estimated revenue, and estimated diluted earnings per share, excluding special items, for the third and fourth-quarters and year-ending 2003. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King's and Wyeth Pharmaceuticals' ability to successfully market Altace(R) under the co-promotion agreement between King and Wyeth; dependence on the development and implementation of successful marketing strategies for Altace(R) by King and Wyeth; dependence


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

on the potential negative effect on sales of Levoxyl(R) as a result of the potential development and approval of a generic substitute for Levoxyl(R); dependence on growth of net sales of King's branded pharmaceutical products, in particular, Altace(R), Levoxyl(R), Skelaxin(R), Thrombin-JMI(R), and Sonata(R), as well as revenue and diluted earnings per share, excluding special items, at a rate equal to or in excess of management's projections; dependence on share count projections used in computing projected diluted earnings per share on a quarterly basis and year-end basis for 2003; dependence on the successful marketing and sales of King's products, including, but not limited to, Altace(R), Levoxyl(R), Skelaxin(R), Thrombin-JMI(R), and Sonata(R); dependence on royalty revenues from Adenoscan(R) and Adenocard(R); dependence on whether sales of Lorabid(R) continue to decline, King terminates the Company's supply agreement with Eli Lilly for Lorabid(R), or King is unable to secure adequate Lorabid(R) inventory purchase commitments from a buyer of the Lorabid(R) rights; dependence on management of King's growth and integration of its acquisitions, specifically including, but not limited to, King's acquisition of Elan's primary care business in the United States and Puerto Rico, King's acquisition of Meridian, and King's acquisition of Intal(R), Tilade(R) and Synercid(R); dependence on the ability of King to realize potential synergies from King's acquisition of Meridian; dependence on the successful marketing and sales of Meridian's pharmaceutical products; dependence on the extent to which Centers for the Medicare and Medicaid Services, the Office of Inspector General at the Department of Health and Human Services, and the Department of Justice concur with King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs and King's determination of the reasons for such underpayments; dependence on any determination or final outcome arising out of the previously announced investigation of the Company by the SEC; dependence on whether King is able to prevail in pending shareholder securities litigation; dependence on whether any governmental sanctions are imposed due to King's underpayment of amounts due under Medicaid and other governmental pricing programs; dependence on any determination or final outcome arising out of the previously announced investigation of the Company by the SEC; dependence on the possibility that regulatory authorities may initiate proceedings against King and/or our officers and directors; dependence on King's ability to continue to acquire branded products, including products in development; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson; dependence on FDA approval of King's Abbreviated New Drug Application ("ANDA") now pending on the Company's diazepam-filled auto injector and the supplemental New Drug Application for Intal(R) HFA; dependence on Novavax's ability to successfully develop and manufacture Estrasorb(TM); dependence on FDA approval of the New Drug Application ("NDA") for Estrasorb(TM); dependence on King's and Novavax's ability to successfully launch and market Estrasorb(TM) once approved; dependence on King's and Elan's ability to successfully develop new formulations of Sonata(R) and Skelaxin(R); dependence on the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, NDAs, and ANDAs and/or the review of other regulatory agencies worldwide; dependence on King's ability to maintain effective patent protection for Altace(R) through October 2008, and successfully defend against any attempt to challenge the enforceability of patents relating to the product; dependence on King's ability to successfully defend against any potential attempt to challenge the



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enforceability of the `581 Patent related to Levoxyl(R), including the challenges by Mylan Pharmaceutical and KV Pharmaceutical; dependence on King's ability to timely obtain and, if issued, maintain additional effective patent protection for Levoxyl(R); dependence on King's ability to successfully defend against any potential attempt to challenge the enforceability of U.S. Patent No. 6,407,128 related to Skelaxin(R), including the challenges by Eon Labs, Inc. and Corepharma LLC; dependence on King's ability to maintain effective patent protection for Sonata(R) and Skelaxin(R), including new formulations of such products, and successfully defend against any attempt to challenge the enforceability of patents relating to the products, including any motion for summary judgment or other similar legal action; dependence on the ability of the Company's dedicated field sales force representatives to successfully market King's branded pharmaceutical products; dependence on the ability of the Company's dedicated field sales force representatives to successfully market, once approved King's diazepam-filled auto-injector; dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence on changes in the share price of Novavax common stock which is the underlying collateral for the Novavax convertible notes held by the Company; dependence on King's ability to continue to successfully execute the Company's proven growth strategies and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections; dependence on the continued successful implementation of our new information technology system; dependence on our compliance with FDA and other government regulations that relate to our business; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the first quarter ended March 31, 2003, which are on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                     # # #

                                    CONTACTS:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125

     John P. Lambrechts, Senior Director, Investor Relations - 423-990-2518






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
                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                     Three Months Ended             Six Months Ended
                                                                          June 30,                      June 30,
                                                                    2003            2002           2003          2002
                                                                        (Unaudited)                    (Unaudited)
                                                                  ------------------------      ------------------------
REVENUES:
     Total revenues                                               $ 370,710      $ 282,533      $ 714,553      $ 540,598
OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                90,573         53,401        166,352        101,509
     Writeoff of acquisition related inventory step-up/recall         1,536          1,827          5,797          1,827
                                                                  ---------      ---------      ---------      ---------
                Total cost of revenues                               92,109         55,228        172,149        103,336
     Selling, general and administrative                             56,837         45,397        107,513         86,011
     Special legal and professional fees                             14,296             --         14,296             --
     Co-promotion fees                                               55,241         43,244        116,941         81,095
     Depreciation and amortization                                   23,345         14,552         43,626         28,140
     Research and development                                        11,093          6,688         20,729         12,331
     Research and development - In-process upon acquisition         175,000             --        193,000             --
     Intangible asset impairment                                         --             --        110,970             --
                                                                  ---------      ---------      ---------      ---------
                Total operating costs and expenses                  427,921        165,109        779,224        310,913
                                                                  ---------      ---------      ---------      ---------

OPERATING INCOME                                                    (57,211)       117,424        (64,671)       229,685
OTHER (EXPENSES) INCOME:
     Interest expense                                                (3,435)        (3,135)        (6,469)        (5,885)
     Interest income                                                  2,199          6,800          4,693         11,458
     Valuation charge - convertible notes receivable                  7,647        (27,926)        15,614        (27,926)
     Other income (expense)                                             (15)          (298)           (98)        (1,081)
                                                                  ---------      ---------      ---------      ---------
                Total other income (expenses)                         6,396        (24,559)        13,740        (23,434)
                                                                  ---------      ---------      ---------      ---------
INCOME BEFORE INCOME TAXES                                          (50,815)        92,865        (50,931)       206,251
         Income tax expense (benefit)                               (15,800)        34,467         (8,723)        76,533
                                                                  ---------      ---------      ---------      ---------
NET INCOME                                                        $ (35,015)     $  58,398      $ (42,208)     $ 129,718
                                                                  =========      =========      =========      =========

Basic income per common share                                     $   (0.15)     $    0.24      $   (0.18)     $    0.52
                                                                  =========      =========      =========      =========

Diluted income per common share                                   $   (0.15)     $    0.24      $   (0.18)     $    0.52
                                                                  =========      =========      =========      =========

Shares used in basic net income per share                           240,954        246,931        240,866        247,382
Shares used in diluted net income per share                         240,954        248,413        240,866        249,074



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


                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                            EXCLUDING SPECIAL CHARGES
                      (in thousands, except per share data)


                                                                     Three Months Ended             Six Months Ended
                                                                          June 30,                      June 30,
                                                                    2003            2002           2003          2002
                                                                        (Unaudited)                    (Unaudited)
                                                                  ------------------------      ------------------------
REVENUES:
     Total revenues                                               $ 370,710      $ 282,533      $ 714,553      $ 540,598
OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                90,573         53,401        166,352        101,509
     Writeoff of acquisition related inventory step-up/recall            --             --             --             --
                                                                  ---------      ---------      ---------      ---------
                Total cost of revenues                               90,573         53,401        166,352        101,509
     Selling, general and administrative                             56,837         45,397        107,513         86,011
     Special legal and professional fees                                 --             --             --             --
     Co-promotion fees                                               55,241         43,244        116,941         81,095
     Depreciation and amortization                                   23,345         14,552         43,626         28,140
     Research and development                                        11,093          6,688         20,729         12,331
     Research and development - In-process upon acquisition              --             --             --             --
     Intangible asset impairment                                         --             --             --             --
                                                                  ---------      ---------      ---------      ---------
                Total operating costs and expenses                  237,089        163,282        455,161        309,086
                                                                  ---------      ---------      ---------      ---------

OPERATING INCOME                                                    133,621        119,251        259,392        231,512
OTHER (EXPENSES) INCOME:
     Interest expense                                                (3,435)        (3,135)        (6,469)        (5,885)
     Interest income                                                  2,199          6,800          4,693         11,458
     Valuation charge - convertible notes receivable                     --             --             --             --
     Other income (expense)                                             (15)          (298)           (98)        (1,081)
                                                                  ---------      ---------      ---------      ---------
                Total other income (expenses)                        (1,251)         3,367         (1,874)         4,492
                                                                  ---------      ---------      ---------      ---------
INCOME BEFORE INCOME TAXES                                          132,370        122,618        257,518        236,004
         Income tax expense                                          48,315         45,506         93,994         87,572
                                                                  ---------      ---------      ---------      ---------
NET INCOME                                                        $  84,055      $  77,112      $ 163,524      $ 148,432
                                                                  =========      =========      =========      =========

Basic income per common share                                     $    0.35      $    0.31      $    0.68      $    0.60
                                                                  =========      =========      =========      =========

Diluted income per common share                                   $    0.35      $    0.31      $    0.68      $    0.60
                                                                  =========      =========      =========      =========

Shares used in basic net income per share                           240,954        246,931        240,866        247,382
Shares used in diluted net income per share                         241,452        248,413        241,457        249,074



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
                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)


The following table reconciles Non-GAAP measures to amounts reported under GAAP:

                                                                Three Months Ending June 30, 2003  Three Months Ending June 30, 2002
                                                                ---------------------------------  ---------------------------------
                                                                   Pretax Amount         EPS         Pretax Amount          EPS
                                                                   -------------         ---         -------------          ---
Diluted earnings per common share, excluding special items                             $  0.35                             $ 0.31
SPECIAL ITEMS:
    Write-off of acquisition related inventory step-up/recall          (1,536)           (0.01)         (1,827)                 -
    Special legal and professional fees                               (14,296)           (0.04)              -                  -
    Intangible asset impairment                                             -                -               -                  -
    In-process research and development                              (175,000)           (0.47)              -                  -
    Valuation change - convertible notes receivable                     7,647             0.02         (27,926)             (0.07)
                                                                                       -------                             ------
Diluted earnings per common share, as reported under GAAP                              $ (0.15)                            $ 0.24
                                                                                       =======                             ======



                                                                 Six Months Ending June 30, 2003   Six Months Ending June 30, 2002
                                                                 -------------------------------   -------------------------------
                                                                   Pretax Amount         EPS         Pretax Amount          EPS
                                                                   -------------         ---         -------------          ---
Diluted earnings per common share, excluding special items                              $ 0.68                             $ 0.60
SPECIAL ITEMS:
    Write-off of acquisition related inventory step-up/recall          (5,797)           (0.02)         (1,827)             (0.01)
    Special legal and professional fees                               (14,296)           (0.04)              -                  -
    Intangible asset impairment                                      (110,970)           (0.29)              -                  -
    In-process research and development                              (193,000)           (0.55)              -                  -
    Valuation change - convertible notes receivable                    15,614             0.04         (27,926)             (0.07)
                                                                                       -------                             ------
Diluted earnings per common share, as reported under GAAP                              $ (0.18)                            $ 0.52
                                                                                       =======                             ======









                                     (more)

                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEET
                        (in thousands, except share data)


                                                                                     (Unaudited)
                                                                                       June 30,       December 31,
                                                                                         2003            2002
                                                                                      ----------      ----------
ASSETS
Current assets:
     Cash, cash equivalents and marketable securities                                 $  123,742      $  815,488
     Accounts receivable, net                                                            196,046         159,987
     Inventory                                                                           252,584         167,153
     Deferred income taxes                                                               123,032         106,168
     Prepaid expenses and other assets                                                    12,273          12,906
                                                                                      ----------      ----------
                Total current assets                                                     707,677       1,261,702
                                                                                      ----------      ----------
Property, plant and equipment, net                                                       245,166         217,114
Intangible assets, net                                                                 1,950,419       1,232,313
Other assets                                                                              49,802          39,531
                                                                                      ----------      ----------
                Total assets                                                          $2,953,064      $2,750,660
                                                                                      ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current portion of long term debt                                                $    1,204      $    1,300
     Accounts payable                                                                     49,980          49,889
     Accrued expenses                                                                    399,164         297,528
     Income taxes payable                                                                  8,759          21,247
                                                                                      ----------      ----------
                Total current liabilities                                                459,107         369,964
                                                                                      ----------      ----------
Long-term debt:
     Convertible Debentures                                                              345,000         345,000
     Senior Subordinated Notes                                                                93              93
     Senior Secured Revolving Credit Facility                                            125,000              --
Other long-term liabilities                                                              123,978          70,824
Deferred income taxes                                                                      7,301          33,596
                                                                                      ----------      ----------
                Total liabilities                                                      1,060,479         819,477
                                                                                      ----------      ----------

Shareholders' equity:
         Common shares no par value, 300,000,000 shares authorized,
         241,029,452 and 247,692,984 shares issued and outstanding, respectively       1,204,682       1,201,897
         Retained earnings                                                               687,033         729,241
         Other comprehensive income                                                          870              45
                                                                                      ----------      ----------
                Total shareholders' equity                                             1,892,585       1,931,183
                                                                                      ----------      ----------
                Total liabilities and shareholders' equity                            $2,953,064      $2,750,660
                                                                                      ==========      ==========






                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620